Company Contact: Fortress International Group, Inc. Timothy C. Dec, Chief Financial Officer Phone: (410) 423-7300
Investor Contacts:
Fortress International Group, Inc.
Harvey L. Weiss
Vice Chairman
Phone: (410) 423-7425
hweiss@thefigi.com

The Piacente Group, Inc.
Brandi Floberg / Lee Roth
Phone: (212) 481-2050
figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. REPORTS
THIRD QUARTER 2010 FINANCIAL RESULTS

Achieves Third Consecutive quarter of Positive Adjusted EBITDA of $0.7 Million

Achieves Second Consecutive Quarter of Positive Net Income of $0.5 Million

Achieves Positive Adjusted EBITDA of $1.4 Million for Nine Months Ended September 30, 2010

COLUMBIA, MD, November 12, 2010 -- Fortress International Group, Inc. (Other OTC: FIGI.PK), a provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced its financial results for the three and nine months ended September 30, 2010.

During the fourth quarter of 2009, Fortress completed the sale of its Rubicon Professional Services division. Sales and operations under this division have been restated and are now classified as discontinued operations in the Company’s financial statements.

Third Quarter 2010 Financial Highlights from Continuing Operations:

•	Revenue of $21.0 million, an increase of 108% over the third quarter of 2009

•	Gross profit of $3.2 million, an increase of 53% over the third quarter of 2009

•	Net income of $0.5 million, or $0.03 per basic and diluted share, compared with a net loss from of $(0.6) million or $(0.05) per basic and diluted share for the third quarter of 2009

•	Adjusted EBITDA of $0.7 million, compared with an adjusted EBITDA loss of $(0.1) million for the third quarter of 2009

•	Backlog of $35.1 million at September 30, 2010

•	Cash and cash equivalents totaling $11.2 million at September 30, 2010

Financial Highlights for the Nine Months Ended September 30, 2010 from Continuing Operations:

•	Revenue of $60.8 million, an increase of 55% over $39.1 million for the nine months ended September 30, 2009

•	Gross profit of $8.9 million, an increase of 39% over the nine months ended September 30, 2009

•	Net income of $0.6 million, or $0.04 per diluted share, compared with a net loss of $(15.5) million or $(1.22) per diluted share for the nine months ended September 30, 2009

•	Adjusted EBITDA from continuing operations of $1.4 million, compared with an adjusted EBITDA loss from continuing operations of $(1.7) million for the nine months ended September 30, 2009

Commenting on the results, Chief Executive Officer Thomas P. Rosato stated, “We delivered strong year-over-year revenue, net income and adjusted EBITDA growth in the third quarter and through the first nine months of 2010. Our success to date has been driven by solid performance across all areas of our business, as we have won both new and follow-on projects while diversifying our revenue base through the further expansion of our higher-margin, recurring revenue Facilities Management contracts. We are expecting to build our backlog over the next several months as we continue to see solid customer interest and capital investment in our market from both the public and private sectors. We anticipate that our current pipeline of projects will not only bolster our backlog, but help position the Company to remain on track toward achieving our goals of sustained profitability, revenue growth and positive adjusted EBITDA.”

“We are actively working to generate some of our near-term revenue opportunities to grow our business through the remainder of the year and beyond. We expect several of the smaller scale projects underway will turn into larger, full-scale projects in the near-term. During the third quarter we began rolling out a concentrated sales and marketing program focused on the large data center opportunities that currently exist in the markets we serve. We are already gaining a meaningful increase in new customer inquiries, which we believe may contribute to our continued growth,” Mr. Rosato concluded.

Chief Financial Officer Timothy C. Dec added, “Our performance in the third quarter exceeded our internal targets and positions us well as we head into the end of the year. We achieved significant top- and bottom-line growth while maintaining gross margins within our targeted range and minimizing growth in operating expenses, despite strategic investments in sales and marketing. Our financial position continues to improve as well, as we completed the third sequential quarter of positive adjusted EBITDA and ended the third quarter with $11.2 million in cash. We are delivering on all key operational and strategic measures, and are increasingly confident about what the future holds for Fortress.”

Quarterly Conference Call Details

The Company will conduct its regularly scheduled financial announcement conference call on Friday, November 12, 2010, at 9:00 a.m. EST. Investors may listen to the conference call via telephone at: 877-941-4774 (U.S./Canada) or 480-629-9760 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Friday, November 26, 2010. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4380324, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com.

About Non-GAAP Financial Measures

The Company uses adjusted EBITDA from continuing operations as a measure of the Company's operating trends. Investors are cautioned that adjusted EBITDA from continuing operations is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA from continuing operations numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA from continuing operations, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Adjusted EBITDA from Continuing Operations Reconciliation" following the Condensed Consolidated Statements of Operations included in this press release.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Fortress International Group, Inc. -- setting a new standard for the optimized critical facility.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to our ability to continue as a going concern; the uncertainty of whether the Company can raise additional funds to continue its operations, if necessary;  risks associated with our effort to meet our working capital requirements and scheduled maturities of indebtedness absent restructuring; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks relating to our ability to implement a reduction in our expenses; risks relating our ability to continue to implement our business plan; risks relating to our liquidity; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2009. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

Fortress International Group, Inc. Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2010	2009
Current Assets
Cash and cash equivalents	$11,189,104	$2,263,146
Contract and other receivables, net	18,020,122	14,196,772
Costs and estimated earnings in excess of billings on uncompleted contracts	769,779	1,056,543
Prepaid expenses and other current assets	819,066	1,007,371
Total current assets	30,798,071	18,523,832
Property and equipment, net	418,797	612,569
Goodwill	3,811,127	3,811,127
Other intangible assets, net	60,000	60,000
Other assets	46,748	246,218
Total assets	$35,134,743	$23,253,746
Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable, current portion	$276,415	$183,679
Accounts payable and accrued expenses	16,076,516	8,038,658
Billings in excess of costs and estimated earnings on uncompleted contracts	9,530,804	6,536,752
Total current liabilities	25,883,735	14,759,089
Notes payable, less current portion	-	152,343
Convertible notes, less current portion	2,750,000	4,000,000
Other liabilities	152,308	186,905
Total liabilities	28,786,043	19,098,337
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock- $.0001 par value, 100,000,000 shares authorized; 13,882,738 and 13,142,962 issued; 13,415,580 and 12,846,709 outstanding at September 30, 2010 and December 31, 2009, respectively	1,388	1,314
Additional paid-in capital	65,146,118	63,442,796
Treasury stock 467,158 and 296,253 shares at cost at September 30, 2010 and December 31, 2009, respectively	(1,079,992)	(959,971)
Accumulated deficit	(57,718,814)	(58,328,730)
Total stockholders' equity	6,348,700	4,155,409
Total liabilities and stockholders’ equity	$35,134,743	$23,253,746

Fortress International Group, Inc. Condensed Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Results of Operations:
Revenue	$21,000,377	$10,093,152	$60,770,283	$39,098,772
Cost of revenue	17,753,803	7,971,151	51,859,226	32,695,686
Gross profit	3,246,574	2,122,001	8,911,057	6,403,086
Operating expenses:
Selling, general and administrative	2,666,823	2,580,812	7,936,667	10,232,936
Depreciation and amortization	84,017	100,154	271,817	305,975
Amortization of intangibles	-	6,325	-	919,227
Impairment loss on goodwill and other intangibles	-	-	-	10,254,910
Total operating costs	2,750,840	2,687,291	8,208,484	21,713,048
Operating income (loss)	495,734	(565,290)	702,573	(15,309,962)
Interest income (expense), net	(30,052)	(55,321)	(92,657)	(143,381)
Income (loss) from continuing operations before income taxes	465,682	(620,611)	609,916	(15,453,343)
Income tax expense	-	-	-	-
Net income (loss) from continuing operations	465,682	(620,611)	609,916	(15,453,343)
Income (loss) from discontinued operations, net of taxes	-	640,366	-	(2,311,174)
Net income (loss)	$465,682	$19,755	$609,916	$(17,764,517)
Basic Earnings (Loss) per Share:
Net income (loss) from continuing operations, net of tax	$0.03	$(0.05)	$0.05	$(1.22)
Income (loss) from discontinued operations, net of taxes	-	0.05	-	(0.18)
Net income (loss)	$0.03	$0.00	$0.05	$(1.40)
Diluted Earnings (Loss) per Share:
Net income (loss) from continuing operations, net of tax	$0.03	$(0.05)	$0.04	$(1.22)
Income (loss) from discontinued operations, net of taxes	-	0.05	-	(0.18)
Net income (loss)	$0.03	$0.00	$0.04	$(1.40)
Weighted average common shares outstanding-basic
Basic	13,415,580	12,675,630	13,252,624	12,665,242
Diluted	14,229,238	12,675,630	14,083,281	12,665,242

Fortress International Group, Inc. Adjusted EBITDA From Continuing Operations Reconciliation
	(Unaudited)		(Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net income (loss) from continuing operations	$465,682	$(620,611)	$609,916	$(15,453,343)
Interest (income) expense, net	30,052	55,321	92,657	143,381
Depreciation and amortization	84,017	100,154	271,817	305,975
Amortization of intangibles	-	6,325	-	919,227
EBITDA from continuing operations	$579,751	$(458,811)	$974,390	$(14,084,760)
Impairment of intangibles	-	-	-	10,254,910
Stock based compensation	98,052	358,025	453,396	1,128,099
Lease exit costs	-	-	19,888	-
Provision for bad debts	-	-	-	1,025,083
Adjusted EBITDA from continuing operations	$677,803	$(100,786)	$1,447,674	$(1,676,668)